                                                                    Exhibit 3.23

                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RELOCATION SOLUTIONS MANAGEMENT, INC.", CHANGING ITS NAME FROM "RELOCATION SOLUTIONS MANAGEMENT, INC." TO "A RELOCATION SOLUTIONS MANAGEMENT COMPANY", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF APRIL, A.D. 1997, AT 11 O'CLOCK A.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                     [STATE SEAL]


                                        /s/ Edward J. Freel
                                [SEAL]  ----------------------------------------
                                        Edward J. Freel, Secretary of State

2018649 8100                            AUTHENTICATION:    8416417

971117815                                         DATE:    04-11-97

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

      Relocation Solutions Management, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Relocation Solutions Management, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "One" so that, as amended, said Article shall be and read as follows:

      The name of the corporation is:
           A Relocation Solutions Management Company

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Relocation Solutions Management, Inc. has caused this certificate to be signed by Richard V. Merrill - Asst. Secretary, an Authorized Officer, this 9th day of April, 1997.


                                        BY: /s/ Richard Merrill
                                            -----------------------
                          TITLE OF OFFICER: Assistant Secretary

PAGE 1         [STATE CREST]    State of Delaware                      971103742
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                                  P.O. BOX 898
                             DOVER, DELAWARE 19903

9184131                                                                 04-04-97
ALLIED VAN LINES, INC.
215 W. DIEHL ROAD
NAPERVILLE               IL 60563

ATTN: RENATO TUNGOL

--------------------------------------------------------------------------------
               DESCRIPTION                                       AMOUNT
--------------------------------------------------------------------------------

RELOCATION SOLUTIONS MANAGEMENT, INC.
2018649  0240  Amendment; Domestic

                              Amendment Fee                       30.00
                         Receiving/Indexing                       50.00
                          Certification Fee                       20.00
                  Doc/Maint Fee, New Castle                        6.00
              Document Page Fee, New Castle                        9.00
                  Cert Page Fee, New Castle                        9.00

                               FILING TOTAL                      124.00

                             TOTAL PAYMENTS                      124.00

                    SERVICE REQUEST BALANCE                         .00

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

      ALLIED RELOCATION SERVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Allied Relocation Services, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "One" so that, as amended, said Article shall be and read as follows:

      The name of the corporation is:
            RELOCATION SOLUTIONS MANAGEMENT, INC.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Allied Relocation Services, Inc. has caused this certificate to be signed by Richard V. Merrill - Asst. Secretary, an Authorized Officer, this 27th day of March 1997.


                                        BY: /s/ Richard Merrill
                                            -----------------------
                          TITLE OF OFFICER: Assistant Secretary

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/31/1997
                                                           971103742 - 2018649

                                                               REC M145 PAGE 566

                                STATE OF DELAWARE

                                  [STATE CREST]

                          Office of Secretary of State

                            ------------------------

      I, GLENN C. KENTON, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF ALLIED RELOCATION SERVICES, INC. FILED IN THIS OFFICE ON THE SIXTH DAY OF OCTOBER, A.D. 1983, AT 10 O'CLOCK A.M.


                                                  /s/ Glenn C. Kenton
                                         ---------------------------------------
                                           Glenn C. Kenton, Secretary of State

                                         AUTHENTICATION:      :0084433

732790007                                          DATE:      10/06/1983

                                                               REC M145 PAGE 567

                                                                    FILED

                                                                  OCT 6 1983


                                                             /s/ Glenn C. Kenton
                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        ALLIED RELOCATION SERVICES, INC.

                                   ---ooOoo--

      1. The name of the corporation is:

                        ALLIED RELOCATION SERVICES, INC.

      2. The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is Ten Cents ($.10) amounting in the aggregate to One Hundred Dollars ($100.00).

      5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.

      6. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

                                                               REC M145 PAGE 568

      7. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualified are as follows

                       Names                 Mailing Addresses
                       -----                 -----------------

                 Sidney Epstein          2120 South 25th Avenue
                                         Broadview, Illinois 60153

                 Peter P. Mazzetti       2120 South 25th Avenue
                                         Broadview, Illinois 60153

                 Larry Stein             2120 South 25th Avenue
                                         Broadview, Illinois 60153

      8. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests or the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                                                               REC M145 PAGE 569

            (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                                                               REC M145 PAGE 570

            (d) Any indemnification under sections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

            (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other

                                                               REC M145 PAGE 571

enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

            (h) For purposes of this Bylaw, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agent, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (i) For purposes of this Bylaw, references to 'other enterprises' shall include employee benefit plans, references to 'fines' shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to 'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this Bylaw.

                                                               REC M145 PAGE 572

      9. The name and mailing address of the incorporator is

                        Richard V. Merrill
                        2120 South 25th Avenue
                        Broadview, Illinois 60153

      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of October, 1983.


                                                /s/ Richard V. Merrill
                                                ----------------------
                                                Richard V. Merrill

(2160L)

                                                         RECEIVED FOR RECORD

                                                             OCT 6 1983

                                                     LEO J. DUGAN, Jr., Recorder